[TEREX LOGO]


     NEWS RELEASE            NEWS RELEASE             NEWS RELEASE

     For information contact: Kevin O'Reilly, Vice President (203) 222-5943

           TEREX NAMES PHILLIP C. WIDMAN, CHIEF FINANCIAL OFFICER AND
             JOSEPH F. APUZZO, PRESIDENT - TEREX FINANCIAL SERVICES

         WESTPORT, CT, September 16, 2002 -- Terex Corporation (NYSE: TEX) announced today the appointment of Phillip C. Widman as Senior Vice President and Chief Financial Officer and Joseph F. Apuzzo as President - Terex Financial Services, both positions reporting to Ronald M. DeFeo, Terex's Chairman and Chief Executive Officer.

         Mr. Widman served as Executive Vice President, Chief Financial Officer of Philip Services Corporation, an industrial outsourcing and metal services company with over 280 locations throughout North America and Europe and as an independent consultant since leaving there. Prior to joining Philip Services, Mr. Widman worked at Asea Brown Boveri Ltd. (ABB) for eleven years in various financial and operational capacities in the transportation, power generation and power distribution businesses. During his last two years at ABB, he served as Vice President, Chief Financial Officer and Supply Management of its $5 billion diverse businesses in the United States. Additionally, Mr. Widman's experience includes twelve years with Unisys Corporation in a variety of financial roles.

         Mr. Widman said, "I am excited to join Terex and look forward to assisting in its continued growth and profitability. My experience in global markets and acquisition integration in decentralized environments, as well as strong operational orientation, are definite advantages as I face this new opportunity."

         Commenting on Mr. Widman's appointment, Mr. DeFeo said, "Phil is a terrific financial executive whose career spans three large global companies in various financial positions. He is an experienced and proven executive dealing with the complexities of a large multinational, multi-location public company. His significant operational background and leadership qualities should fit very well here at Terex, and I am delighted to have the opportunity for Phil to join the Terex senior management team."

         Mr. Apuzzo, currently Terex's Chief Financial Officer, has been named President - Terex Financial Services. Terex Financial Services will offer customers financing solutions to buying and leasing Terex equipment.

         "As Chief Financial Officer for the past three years, Joe has been an instrumental member of the team that has seen Terex nearly triple in size, while also maintaining financial discipline and strengthening our financial position," commented Mr. DeFeo. "The creation of Terex Financial Services and the appointment of Joe as President is a logical and important step in the growth of the Company. The ability to provide financing options to our customers will strengthen the Terex franchise and enable us to better understand and serve our customers and the marketplace. In this new role Joe will continue to participate as a member of Terex's senior management team."

         Terex Corporation is a diversified global manufacturer based in Westport, Connecticut, with 2001 annual revenues in excess of $1.8 billion. Terex is involved in a broad range of construction, infrastructure, recycling and mining-related capital equipment under the brand names of Advance, American, Amida, Atlas, Bartell, Bendini, Benford, Bid-Well, B.L. Pegson, Canica, Cedarapids, Cifali, CMI, Coleman Engineering, Comedil, CPV, Demag, Fermec, Finlay, Franna, Fuchs, Grayhound, Hi-Ranger, Italmacchine, Jaques, Johnson-Ross, Koehring, Lectra Haul, Load King, Lorain, Marklift, Matbro, Morrison, Muller, O&K, Payhauler, Peiner, Powerscreen, PPM, Re-Tech, RO, Royer, Schaeff, Simplicity, Square Shooter, Telelect, Terex, and Unit Rig. More information on Terex can be found at www.terex.com.
                                       ###
                                Terex Corporation
           500 Post Road East, Suite 320, Westport, Connecticut 06880
          Telephone: (203) 222-7170, Fax: (203) 222-7976, www.terex.com